Exhibit 10.1
EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is entered into as of May 18, 2012, by and between ____________ (the “Holder”), and OriginOil, Inc. a Nevada corporation (the “Company”).

A. Pursuant to that certain Securities Purchase Agreement, dated as of July 6, 2011 (the “Purchase Agreement”), by and among the Holder, the Company and certain other parties, the Holder purchased an Original Issue Discount 5% Convertible Debenture in the current aggregate principal amount of $___________ (the “Debenture”) and a Warrant to purchase _____________ shares of Common Stock (as defined below) (the “Warrant”); and

B. Subject to the terms of this Agreement, the Holder and the Company desire to exchange the Debenture for shares of Common Stock. “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.           Issuance of Exchange Shares.

(a)           Simultaneously with the execution and delivery of this Agreement, the Holder shall exchange its Debenture with the Company for, and in exchange therefor the Company shall issue to the Holder, (1) ________ unlegended and freely tradable shares of Common Stock (such _________ shares of Common Stock issued to the Holder pursuant to this Section 1(a) are referred to herein as the “Initial Exchange Shares”) and (2) the Additional Exchange Shares (as defined below). It is expressly understood and agreed that (i) the exchange of the Debenture for the Exchange Shares to be issued by the Company pursuant hereto is being undertaken pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), and (ii) subject to Section 5(r) below, all obligations and liabilities of the Company under the Debenture will be fully extinguished simultaneously with the execution and delivery of this Agreement. None of the Exchange Shares shall bear any restrictive or other legends, and the Company shall not issue, and the Company shall prohibit all other Persons (as defined below) from issuing, any stop-transfer order, instruction or other restriction with respect to any of the Exchange Shares, provided that nothing contained in this sentence shall be construed as limiting the Company’s rights and remedies in the event of a breach by the Holder of Section 1(b) below. “Exchange Shares” means, collectively, (I) all of the Initial Exchange Shares and (II) all of the Additional Exchange Shares.

(i)           Delivery of Exchange Shares. The Company shall as soon as practicable following the date of this Agreement (but no later than three business days after the date hereof) cause the Company’s transfer agent to electronically transmit the Initial Exchange Shares to the Holder by crediting the balance account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system as specified in Exhibit A. The Company shall as soon as practicable following each date on which the Company is required to issue Additional Shares pursuant to Section 1(d)(ii) below (but no later than three business days after the date thereof) cause the Company’s transfer agent to electronically transmit the Additional Exchange Shares required to be so issued to the Holder by crediting the balance account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system as specified in Exhibit A.

(ii)           Delivery of Debenture. As soon as practicable following delivery of the Initial Exchange Shares to the Holder in accordance with Section 1(a)(i) (but not later than three days thereafter), the Holder shall deliver to the Company the original Debenture, provided that the failure by the Holder to return the Debenture will not affect the cancellation of the Debenture, which cancellation shall occur simultaneously with the execution of this Agreement by the parties hereto.

(b)           (i)           The Holder agrees solely with the Company that the Holder will not sell on the Trading Market (as defined in the Purchase Agreement) more than 10% of the Exchange Shares in the aggregate during any Trading Period (as defined below) for a sale price of $1.25 per share or less. “Trading Period” means, as applicable, (1) the period commencing on the date hereof and ending on the tenth (10th) Trading Day (as defined in the Purchase Agreement) anniversary of the date hereof, (2) the period commencing on the eleventh (11th) Trading Day anniversary of the date hereof and ending on the twentieth (20th) Trading Day anniversary of the date hereof, and (3) for all periods thereafter, the period beginning on the first (1st) Trading Day immediately following the expiration of the prior period and ending on the tenth (10th) Trading Day anniversary of such first (1st) Trading Day.

(ii)           Without implication that the contrary would otherwise be true, the failure of the Holder to sell in a Trading Period all of the Exchange Shares permitted to be sold by the Holder pursuant to Section 1(b)(i) in such Trading Period shall not result in an increase in the number of Exchange Shares permitted to be sold by the Holder pursuant to Section 1(b)(i) in any subsequent Trading Period.

(iii)           It is expressly understood and agreed that (1) nothing contained in this Section 1(b) shall limit any sales by the Holder of any of the Exchange Shares on the Trading Market for prices that are greater than $1.25 per share and (2) if the Holder sells, transfers or assigns any Exchange Shares other than on the Trading Market, then (A) the Holder shall, prior to such sale, transfer or assignment (as the case may be), cause the buyer, transferee or assignee (as the case may be) to execute an agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such buyer, transferee or assignee (as the case may be) agrees to be bound by all of the terms and conditions of this Section 1(b) and (B) the terms of such sale, transfer or assignment (including without limitation, the sale price) shall not be publicly disclosed unless required by applicable law or legal process. The Holder further agrees solely with the Company with respect to sales, transfers and assignments of any Exchange Shares that occur other than on the Trading Market the Holder will not sell, transfer or assign any of the Exchange Shares to a buyer, transferee or an assignee (as the case may be) that is a company that either (x) has a class of equity securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act), or (y) is otherwise subject to the reporting requirements of Section 13(a) or 15(d) of the 1934 Act (it being expressly understood and agreed, for clarification purposes and without implication that the contrary would otherwise be true, that the foregoing shall not apply to any sales of Exchange Shares on the Trading Market by the Holder to such a company).

(iv)           Notwithstanding anything contained in this Agreement to the contrary, it is further expressly understood and agreed that all of the Holder’s obligations under all of Section 1(b) hereof shall automatically terminate and be of no further force or effect at 5:00 p.m. (New York time) on December 31, 2012.

(c)            Within three business days after the date hereof, the Company shall pay by wire transfer to the Holder the amount of $______ in payment of all accrued and unpaid interest due under the Debenture from April 1, 2012 up to and through the date hereof.

(d)           (i)           From the date hereof through and including July 18, 2012, neither the Company nor any of its subsidiaries shall (without the prior written consent of the Holder, which may be granted or withheld in the Holder’s sole discretion), directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock or any Common Stock Equivalent (as defined in the Purchase Agreement) that would result in a Dilutive Issuance (as defined in the Holder’s Warrant (as defined in the Purchase Agreement)) under Section 3(b) of the Holder’s Warrant.

(ii)           From July 19, 2012 through and including September 18, 2012, if the Company or any of its subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock or any Common Stock Equivalent that results in a Dilutive Issuance under Section 3(b) of the Holder’s Warrant, then, immediately following each Dilutive Issuance, the Company shall issue to the Holder a number of unlegended and freely tradable shares of Common Stock equal to the difference between (1) the quotient of (x) $[________]1 divided by (y) the Exercise Price (as defined in the Holder’s Warrant) in effect immediately following the applicable Dilutive Issuance minus (2) the sum of (A) the Initial Exchange Shares plus (B) the aggregate number of all shares of Common Stock issued to the Holder pursuant to this Section 1(d)(ii) prior to the applicable Dilutive Issuance. All shares of Common Stock issued to the Holder pursuant to this Section 1(d)(ii) are referred to herein as the “Additional Exchange Shares.”

2.           Holding Period. The Company represents, warrants and agrees that for the purposes of Rule 144 of the 1933 Act, the holding period of the Exchange Shares issued hereunder will include, and will be tacked onto, the holding period of the Debenture, and the Company agrees not to take a position contrary thereto or inconsistent therewith. The Holder acknowledges that notwithstanding the unlegended nature of the Exchange Shares, the Holder shall be responsible for its own compliance with Rule 144 in connection with sales thereunder.

3.           Holder’s Representations and Warranties. Holder represents, warrants and covenants to the Company that:

(a)           Ownership of Debenture. The Holder owns the Debenture and all rights thereunder free and clear of any liens, encumbrances, pledges, options or other rights of any kind and description (except for liens, encumbrances, pledges, options and other rights and restrictions imposed by applicable securities laws, the terms of the Debenture and the other Transaction Documents (as defined in the Purchase Agreement)). Other than as contemplated by this Agreement, the Holder has not transferred or otherwise conveyed any interest in the Debenture.

(b)           Authorization, Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder.  This Agreement has been duly executed by the Holder and constitutes the legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(d)           Registration Statement. Holder hereby acknowledges that the Exchange Shares are not covered by that certain Registration Statement on Form S-1 registration no. 333-175815.

(e)           Non-Affiliate. Immediately prior to and immediately after execution of this Agreement, the Holder is not, and has not been for the three months prior to the date of this Agreement, an “affiliate” (as defined in Rule 144(a)(1)) of the Company.

(f)            Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Holder or any action taken by the Holder.

4.   Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Holder (in addition to those set forth elsewhere herein):

(a)           Authorization and Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder (including, without limitation, issuing the Exchange Shares in accordance with the terms hereof).  The execution and delivery of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its board of directors or any of its shareholders. This Agreement has been duly executed by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           Issuance of Securities. The issuance of the Exchange Shares is duly authorized and, upon issuance of the Exchange Shares in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable, free from all preemptive or similar rights, taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and other encumbrances of any kind, nature and description (except for those restrictions set forth in Section 1(b) above), with the Holder being entitled to all rights accorded to a holder of Common Stock. The offer and issuance of the Exchange Shares is and will be exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof.

(c)           No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the articles of incorporation of the Company (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company, any capital stock of the Company or bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board) applicable to the Company or by which any property or asset of the Company or any of its subsidiaries is bound or affected, other than, in the case of clause (ii) and (iii) above, violations that could not reasonably be expected to have a Material Adverse Effect (as defined below). The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) promulgated by the Securities and Exchange Commission (“SEC”) under the 1933 Act. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated by this Agreement or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement.

(d)           Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms of this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the execution of this Agreement have been obtained or effected prior to the execution of this Agreement. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its articles of incorporation, bylaws or other organizational document or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement (including, without limitation, the Company’s issuance of the Exchange Shares and the Holder’s ownership of the Exchange Shares).

(f)           Brokers. There are no solicitation fees, brokerage commissions, finder’s fees or other similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Company or any action taken by Company.

(g)           Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(h)           Capitalization. Immediately prior to the date hereof and without giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (i) 16,666,667 shares of Common Stock, of which 9,421,549 are issued and outstanding (excluding for the avoidance of doubt any convertible or exercisable securities), and (ii) 1,666,667 shares of preferred stock, of which no shares are issued and outstanding. The Exercise Price of the Holder’s Warrant is $0.65 as of the date hereof (subject to adjustment pursuant to the terms of the Holder’s Warrant).

(i)           No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on the Holder’s investment or (iii) could have a Material Adverse Effect.

5.           Miscellaneous.

(a)           Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the subject matter hereof, and this Agreement contains the entire understanding of the parties solely with respect to the subject matter covered herein; provided, however, nothing contained in this Agreement shall (or shall be deemed to), except as expressly contemplated by Section 1(a) with respect to the extinguishment of all obligations and liabilities under the Debenture and the cancellation of the Debenture, (i) have any effect on any of the Transaction Documents or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its subsidiaries, or any rights of or benefits to the Holder or any other Person, in any of the Transaction Documents, and all of the Transaction Documents shall continue in full force and effect. As a material inducement for the Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (1) no due diligence or other investigation or inquiry conducted by the Holder, any of its advisors or any of its representatives shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement and (2) nothing contained in any of the SEC Documents shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement.

(b)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(c)           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(f)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(h)           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the consummation of the transactions contemplated by this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(i)           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any executed signature page is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such executed signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j)            Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against a drafting party shall not be employed in the interpretation of the Agreement or any amendments thereto.  Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(k)            WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(l)            Disclosure. The Company shall, on or before 8:30 a.m., New York time, on the first (1st) business day after the date hereof file a Current Report on Form 8-K (or at the Company’s option, in lieu thereof, a Quarterly Report on Form 10-Q) describing all the material terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended (the “Public Filing”). From and after the filing of the Public Filing, the Company shall have disclosed all material, non-public information regarding the Company and its subsidiaries (if any) delivered to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents, not to, provide the Holder with any material, non-public information regarding the Company or any of its subsidiaries from and after the filing of the Public Filing without the express prior written consent of the Holder. In the event of a breach of any of the foregoing covenants by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder), in addition to any other remedy provided herein, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Public Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of the Holder in any filing (other than the Public Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its subsidiaries.

(m)            Listing; Blue Sky Laws. The Company shall promptly secure the listing of all of the Exchange Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is listed or designated for quotation (as the case may be) to the extent required under the rules and regulations thereof. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the OTC Bulletin Board, The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. The Company shall timely make all filings and reports relating to the offer and issuance of the Exchange Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offer and issuance of the Exchange Shares.

(n)            Further Assurances; Expenses. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. [The Company shall reimburse the Holder or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by this Agreement (including, without limitation, all legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Exchange Documents and due diligence in connection therewith) and in connection with its dealings with the Company with respect to this Agreement a non-accountable amount equal to [$16,000][$2,500], which shall be paid by the Company by wire transfer of immediately available funds simultaneously with the execution and delivery of this Agreement.]2 Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the transactions contemplated by this Agreement.

(o)            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(p)            Terms. The Company represents, warrants and covenants that the Company has not entered into, and will not, directly or indirectly, enter into (or provide, grant or enter into any waiver, amendment, termination or the like with respect to), any agreement, understanding, instrument or the like with, or for the benefit of, any current holder of any of the other Debentures (as defined in the Debenture) (each an “Other Holder”) or any of their respective affiliates with or that results in any terms and/or conditions which are more favorable to any such Person than the terms and conditions provided to, or for the benefit of, the Holder. To the extent the Company enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms and/or conditions which are more favorable to any such Person than the terms and/or conditions provided to, or for the benefit of, the Holder, then the Holder, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms or conditions (as the case may be). To the extent the Company after the date hereof, directly or indirectly, enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any agreement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates that contains or results in any terms or conditions which are not identical to the terms and conditions provided to, or for the benefit of, the Holder, then the Company shall immediately notify the Holder of, and contemporaneously with such notification publicly disclose, any such terms to the extent such terms constitute material non-public information. The Company further represents and warrants that (i) except as set forth on Schedule I attached hereto, no consideration has been offered or paid to any Other Holder or any of their respective affiliates with respect to any of the matters addressed in this Agreement, (ii) except as set forth on Schedule I attached hereto, no agreement, understanding, instrument or the like has been entered into with or granted to any Other Holder or any of their respective affiliates with respect to any of the matters addressed in this Agreement that contains any terms or conditions that are different in any respect from any of the terms or conditions contained in this Agreement, (iii) other than the Transaction Documents previously filed with the SEC and except as set forth on Schedule I attached hereto, no agreement, understanding, instrument or the like has been entered into with or granted to any Other Holder or any of their respective affiliates with respect to any other matter and (iv) except as set forth on Schedule I attached hereto, simultaneously herewith all of the Other Holders are also entering into agreements identical to this Agreement (the “Other Exchange Agreements”).

(q)            Independent Obligations. The obligations of the Holder hereunder are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any of the Other Exchange Agreements or any other similar agreement. Nothing contained herein, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder or any of the Other Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any other similar agreement. The decision of the Holder to enter into this Agreement has been made by the Holder independently of any Other Holder. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any Other Holder enters into an agreement with the same or similar terms and conditions or pursuant to the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested by the Holder.

(r)            Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the Initial Exchange Shares to the Holder in accordance with Section 1(a)(i) above, then, at the election of Holder delivered in writing to the Company at any time after the third business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Holder’s Debenture shall automatically be reinstated as if this Agreement never existed.

[Intentionally Blank]

1 Insert outstanding principal amount of Debenture immediately prior to execution of this Agreement

2 Include only for Cranshire and Gemini

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

HOLDER:

By:
Name:
Title:

Address: ____________________
____________________
____________________
Fax No: ____________________

THE COMPANY:

OriginOil, Inc.
By:
Name: T. Riggs Eckelberry
Title: Chief Executive Officer
Address: 5645 W Adams Blvd
Los Angeles, CA 90016
Fax No: (323) 315 2300

Schedule I

None, other than:

(i)           Cranshire Capital, L.P. is entitled to expense reimbursement in cash for fees and expenses incurred in connection with Cranshire Capital, L.P.’s separate Exchange Agreement in a non-accountable amount equal to $16,000, which will be wired directly to its counsel.

(ii)           Gemini Master Fund Ltd. is entitled to expense reimbursement in cash for fees and expenses incurred in connection with Gemini Master Fund Ltd.’s separate Exchange Agreement in a non-accountable amount equal to $2,500, which will be wired directly to its counsel.

(iii)           Under its separate Exchange Agreement, the principal amount of Cranshire Capital L.P’s Debenture in the recitals and Section 1(d)(ii) is $194,121.80, the number of shares of Common Stock issuable upon exercise of its Warrant is 98,042, it shall be issued 298,649 Initial Exchange Shares under Section 1(a) thereof and its interest payment under Section 1(c) thereof shall be $1,294.15.

(iv)           Under its separate Exchange Agreement, the principal amount of Kingsbrook Partners Opportunities Master Fund LP’s Debenture in the recitals and Section 1(d)(ii) is $63,650, the number of shares of Common Stock issuable upon exercise of its Warrant is 39,217, it shall be issued 107,594 Initial Exchange Shares under Section 1(a) thereof and its interest payment under Section 1(c) thereof shall be $438.22.

(v)           Under its separate Exchange Agreement, the principal amount of Brio Capital L.P.’s Debenture in the recitals and Section 1(d)(ii) is $235,300, the number of shares of Common Stock issuable upon exercise of its Warrant is 78,434, it shall be issued 362,000 Initial Exchange Shares under Section 1(a) thereof and its interest payment under Section 1(c) thereof shall be $1,568.67.

(vi)           Under its separate Exchange Agreement, the principal amount of Gemini Master Fund, Ltd.’s Debenture in the recitals and Section 1(d)(ii) is $294,125, the number of shares of Common Stock issuable upon exercise of its Warrant is 98,042, it shall be issued 452,500 Initial Exchange Shares under Section 1(a) thereof and its interest payment under Section 1(c) thereof shall be $1,960.83.

NTD: Exclude the applicable provision in (iii), (iv), (v) and (vi) for the Holder to whom this Exchange Agreement applies.

Exhibit A

DWAC Delivery Instructions